EXHIBIT 99.1

ADTRAN, Inc. Reports Earnings for the Second Quarter of 2020 and Declares Quarterly Cash Dividend

August 5, 2020

HUNTSVILLE, Ala. — (BUSINESS WIRE) — August 5, 2020 -- ADTRAN, Inc. (NASDAQ:ADTN) (“ADTRAN” or the “Company”) today announced financial results for the second quarter of 2020. For the quarter, revenue was $128.7 million.  Net income for the second quarter of 2020 was $0.8 million and earnings per share, assuming dilution, was $0.02 per share. Non-GAAP net income was $1.6 million and non-GAAP earnings per share, assuming dilution, was $0.04 per share. Non-GAAP net income and non-GAAP earnings per share exclude stock-based compensation expense, acquisition-related expenses, amortizations and adjustments, restructuring expenses, amortization of pension actuarial losses, valuation allowance related to our deferred tax assets, non-cash deferred compensation, and other one-time adjustments. The reconciliations between GAAP net income and earnings per share to non-GAAP net income and non-GAAP earnings per share are set forth in the table provided below.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “The world has changed dramatically since the start of 2020, altering the way that we live and work. As we adapt to this new environment, it has increased the importance of remote working, virtual classrooms and telemedicine. This has clearly defined the necessity for a robust, high-capacity fiber broadband network across all geographies and social demographics. During the quarter, these factors contributed to strong revenue growth from Tier 2 and Tier 3 service providers in the US. We also saw strength internationally from the Asia-Pacific region. We added 33 new customers and announced major awards with multiple Tier 1 operators for our next generation fiber access solutions and our Mosaic Cloud Platform. Our overall performance for the quarter was in line with our expectations and we are well-positioned to lead the paradigm shift to the software-defined next generation fiber access platform of the future.”

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2020. The quarterly cash dividend is $0.09 per common share, to be paid to the Company’s stockholders of record as of the close of business on August 20, 2020. The payment date will be September 3, 2020.

The Company confirmed that it will hold a conference call to discuss its second quarter results on Thursday, August 6, 2020, at 9:30 a.m. Central Time. ADTRAN will webcast this conference call. To listen, simply visit ADTRAN’s Investor Relations site at www.adtran.com/investor approximately 10 minutes prior to the start of the call, click on the event “ADTRAN releases 2nd Quarter Financial Results and Conference Call”, and click on the Webcast link.

An online replay of the Company’s conference call, as well as the text of the Company's conference call, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit www.investors.adtran.com or email at investor.relations@adtran.com.

At ADTRAN, we believe amazing things happen when people connect. From the cloud edge to the subscriber edge, we help communications service providers around the world manage and scale services that connect people, places and things to advance human progress. Whether rural or urban, domestic or international, telco or cable, enterprise or residential—ADTRAN solutions optimize existing technology infrastructures and create new, multi-gigabit platforms that leverage cloud economics, data analytics, machine learning and open ecosystems—the future of global networking. Find more at ADTRAN.com, LinkedIn and Twitter.

This press release contains forward-looking statements, generally identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions, which forward-looking statements reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including: (i) those risks and uncertainties related to the continued spread and extent of the impact of the COVID-19 global pandemic, including the speed, depth, geographic reach and duration of the spread, which could lead to a decrease in demand for the Company’s products and services, and which has disrupted, and could lead to further disruptions in, the Company’s supply chain, adversely impacting the operations and financial condition of the Company and its customers; actions that have been taken and that may be taken by the Company, its customers, suppliers and counterparties in response to the pandemic, including the implementation of alternative work arrangements for employees, which may delay the timing of some orders and expected deliveries and which may impact the Company’s ability to mitigate inefficiencies, delays and additional costs in the Company’s product development, sales, marketing and customer service efforts; the legal, regulatory and administrative developments that occur at the federal, state and local levels and in foreign jurisdictions in response to the pandemic, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns; potential disruptions, breaches, or other incidents affecting the proper operation, availability or security of the Company’s or its partners’ information systems; declines in revenues due to declining customer demand and deteriorating macroeconomic conditions; potential increased expenses related to labor, raw materials, freight or other expenditures; the impact of the COVID-19 pandemic on the Company’s liquidity, as well as risks associated with disruptions in the financial markets and the business of financial institutions as a result of the COVID-19 pandemic which could impact the Company from a financial perspective; (ii) those risks and uncertainties related to evolving U.S. and foreign laws and regulations regarding privacy, data protection and other matters, including uncertainty and potential additional compliance obligations arising from the Court of Justice of the European Union’s recent issuance of a decision that invalidated the EU-U.S. Privacy Shield framework as a basis for transfers of personal data from the EU to the U.S.; and (iii) the other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

To provide additional transparency, we have disclosed in the table below non-GAAP operating income, which has been reconciled to operating income (loss), and non-GAAP net income and non-GAAP earnings per share - basic and diluted, which have been reconciled to net income and earnings per share - basic and diluted, in each case as reported based on Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). These non-GAAP financial measures exclude certain items which management believes are not reflective of the ongoing operating performance of the business. We believe this information is useful in providing period-to-period comparisons of the results of our ongoing operations. Additionally, these measures are used by management in our ongoing planning and annual budgeting processes. The presentation of non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share - basic and diluted, when combined with the U.S. GAAP presentation of operating income (loss), net income and earnings per share - basic and diluted, is beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, U.S. GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under U.S. GAAP. Additionally, our calculation of non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share - basic and diluted, may not be comparable to similar measures calculated by other companies.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$69,059	$73,773
Restricted cash	1,186	—
Short-term investments	9,033	33,243
Accounts receivable, net	95,335	90,531
Other receivables	26,026	16,566
Inventory	106,131	98,305
Prepaid expenses and other current assets	8,104	7,892
Total Current Assets	314,874	320,310

Property, plant and equipment, net	65,194	68,086
Deferred tax assets, net	7,573	7,561
Goodwill	6,968	6,968
Intangibles, net	25,455	27,821
Other assets	18,225	19,883
Long-term investments	84,383	94,489
Total Assets	$522,672	$545,118

Liabilities and Stockholders' Equity
Accounts payable	$62,465	$44,870
Bonds payable	—	24,600
Unearned revenue	12,090	11,963
Accrued expenses and other liabilities	12,466	13,876
Accrued wages and benefits	17,683	13,890
Income tax payable, net	2,450	3,512
Total Current Liabilities	107,154	112,711

Non-current unearned revenue	6,166	6,012
Pension liability	15,649	15,886
Deferred compensation liability	21,908	21,698
Other non-current liabilities	7,601	8,385
Total Liabilities	158,478	164,692

Stockholders' Equity	364,194	380,426

Total Liabilities and Stockholders' Equity	$522,672	$545,118

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

(In thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2020		2019		2020	2019
Sales
Network Solutions	$111,323		$139,167		$208,695	$264,989
Services & Support	17,392		17,224		34,543	35,193
Total Sales	128,715		156,391		243,238	300,182
Cost of Sales
Network Solutions	64,071		80,175		115,697	150,909
Services & Support	11,172		11,201		22,469	23,646
Total Cost of Sales	75,243		91,376		138,166	174,555
Gross Profit	53,472		65,015		105,072	125,627
Selling, general and administrative expenses	30,799		33,619		57,419	68,751
Research and development expenses	28,712		32,064		58,571	63,711
Gain on contingency	—		(1,230)		—	(1,230)
Asset impairments	—		—		65	—
Operating Income (Loss)	(6,039)		562		(10,983)	(5,605)
Interest and dividend income	331		692		687	1,283
Interest expense	—		(127)		(1)	(254)
Net investment gain (loss)	9,852		2,485		(1,025)	8,411
Other income (expense), net	(1,757)		(205)		(628)	650
Income (Loss) Before Income Taxes	2,387		3,407		(11,950)	4,485
Income tax (expense) benefit	(1,635)		588		2,733	280
Net Income (Loss)	$752		$3,995		$(9,217)	$4,765

Weighted average shares outstanding – basic	47,958		47,802		47,957	47,792
Weighted average shares outstanding – diluted	48,254	(1)	48,036	(1)	47,957	47,939	(1)

Earnings (loss) per common share – basic	$0.02		$0.08		$(0.19)	$0.10
Earnings (loss) per common share – diluted	$0.02	(1)	$0.08	(1)	$(0.19)	$0.10	(1)

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(9,217)	$4,765
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,404	8,913
Asset impairments	65	—
Amortization of net premium on available-for-sale investments	86	(57)
Net (gain) loss on long-term investments	1,025	(8,411)
Net loss on disposal of property, plant and equipment	52	58
Gain on contingency	—	(1,230)
Gain on life insurance proceeds	—	(1,000)
Stock-based compensation expense	3,446	3,313
Deferred income taxes	(5)	(1,880)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,727)	(17,288)
Other receivables	(9,468)	11,678
Inventory	(7,878)	4,612
Prepaid expenses and other assets	1,444	4,715
Accounts payable, net	17,389	5,009
Accrued expenses and other liabilities	2,097	640
Income taxes payable	(1,032)	(2,830)
Net cash provided by operating activities	1,681	11,007

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,148)	(4,307)
Proceeds from sales and maturities of available-for-sale investments	63,318	24,306
Purchases of available-for-sale investments	(31,897)	(21,544)
Acquisition of note receivable	(523)	—
Life insurance proceeds received	—	1,000
Acquisition of business	—	13
Net cash provided by (used in) investing activities	27,750	(532)

Cash flows from financing activities:
Proceeds from stock option exercises	—	526
Purchases of treasury stock	—	(184)
Dividend payments	(8,665)	(8,604)
Repayment of bonds payable	(24,600)	—
Net cash used in financing activities	(33,265)	(8,262)

Net increase (decrease) in cash, cash equivalents and restricted cash	(3,834)	2,213
Effect of exchange rate changes	306	(900)
Cash, cash equivalents and restricted cash, beginning of period	73,773	105,504

Cash, cash equivalents and restricted cash, end of period	$70,245	$106,817

Supplemental disclosure of non-cash investing activities:
Purchases of property, plant and equipment included in accounts payable	$198	$205

Supplemental Information

Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income (Loss)

(Unaudited)

	Three Months Ended June 30,				Six Months ended June 30,
	2020		2019		2020		2019
Operating Income (Loss)	$(6,039)		$562		$(10,983)		$(5,605)
Acquisition related expenses, amortizations and adjustments	1,100	(1)	1,506	(5)	2,457	(10)	3,003	(14)
Stock-based compensation expense	1,655	(2)	1,454	(6)	3,446	(11)	3,313	(15)
Restructuring expenses	1,192	(3)	1,400	(7)	1,745	(12)	3,463	(16)
Deferred compensation adjustments	3,433	(4)	683	(4)	(26)	(4)	2,807	(4)
Asset impairments	—		—		65	(13)	—
Gain on contingency	—		(1,230)	(8)	—		(1,230)	(8)
Settlement income	—		(746)	(9)	—		(746)	(9)
Non-GAAP Operating Income (Loss)	$1,341		$3,629		$(3,296)		$5,005

(1) $0.6 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of income.

(2) $0.1 million is included in total cost of sales, $1.0 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the condensed consolidated statements of income.

(3) $0.5 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the condensed consolidated statements of income.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN, Inc. Deferred Compensation Program for Employees per ASU 2016-01, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of income.

(5) $0.4 million is included in total cost of sales, $0.6 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the consolidated statements of income.

(6) $0.1 million is included in total cost of sales, $0.7 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the consolidated statements of income.

(7) $0.1 million is included in total cost of sales, $0.7 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the consolidated statements of income.

(8) Includes gain related to unearned contingent liabilities recognized upon the acquisition of a business in November 2018.

(9) Includes income related to certain freight forwarder claim settlements which were received during the three months ended June 30, 2019, all of which is included in total cost of sales on the consolidated statements of income.

(10) $0.3 million is included in total cost of sales, $1.2 million is included in selling, general and administrative expenses and $1.0 million is included in research and development expenses on the consolidated statements of income.

(11) $0.2 million is included in total cost of sales, $2.0 million is included in selling, general and administrative expenses and $1.2 million is included in research and development expenses on the consolidated statements of income.

(12) $0.1 million is included in total cost of sales, $0.5 million is included in selling, general and administrative expenses and $1.1 million is included in research and development expenses on the consolidated statements of income.

(13) Includes abandonment of certain information technology projects.

(14) $0.9 million is included in total cost of sales, $1.1 million is included in selling, general and administrative expenses and $1.0 is included in research and development expenses on the consolidated statements of income.

(15) $0.2 million is included in total cost of sales, $1.7 million is included in selling, general and administrative expenses and $1.4 million is included in research and development expenses on the consolidated statements of income.

(16) $0.7 million is included in total cost of sales, $1.5 million is included in selling, general and administrative expenses and $1.2 million is included in research and development expenses on the consolidated statements of income.

Supplemental Information

Reconciliation of Net Income (Loss) and Earnings (Loss) per Common Share – Basic and Diluted to Non-GAAP

Net Income (Loss) and Non-GAAP Earnings (Loss) per Common Share – Basic and Diluted

(Unaudited)

	Three Months Ended June 30,		Six Months ended June 30,
	2020	2019	2020		2019
Net Income (Loss)	$752	$3,995	$(9,217)		$4,765
Acquisition related expenses, amortizations and adjustments	1,100	1,506	2,457		3,003
Stock-based compensation expense	1,655	1,454	3,446		3,313
Restructuring expenses	1,192	1,400	1,745		3,463
Pension expense(1)	235	199	472		402
Deferred compensation adjustments	445	—	(1,342)	(2)	—
Valuation allowance	(2,512)	—	3,578		—
Asset impairments	—	—	65		—
Gain on contingency	—	(1,230)	—		(1,230)
Settlement income	—	(746)	—		(746)
Tax effect of adjustments to net income (loss)	(1,233)	(714)	(1,810)		(2,238)
Non-GAAP Net Income (Loss)	$1,634	$5,864	$(606)		$10,732

Weighted average shares outstanding – basic	47,958	47,802	47,957		47,792
Weighted average shares outstanding – diluted	48,254	48,036	47,957		47,939

Earnings (loss) per common share - basic	$0.02	$0.08	$(0.19)		$0.10
Earnings (loss) per common share - diluted	$0.02	$0.08	$(0.19)		$0.10

Non-GAAP earnings (loss) per common share - basic	$0.04	$0.12	$(0.01)		$0.22
Non-GAAP earnings (loss) per common share - diluted	$0.04	$0.12	$(0.01)		$0.22

(1) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(2) Includes a non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees and a net investment gain of $1.5 million related to the out of period remeasurement to historical cost basis of certain long-term investments held in the Company's stock as part of one of these deferred compensation plans.